UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Anthracite Capital, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Anthracite Capital, Inc.

40 East 52nd Street

New York, New York 10022

April 17, 2009

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2009 Annual Meeting of Stockholders of Anthracite Capital, Inc. (the “Annual Meeting”) to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, NY 10022, on Wednesday, May 13, 2009 at 10:00 a.m., Eastern Time. The matters to be voted on by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS VERY IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend the Annual Meeting.

Your continued support of and interest in Anthracite Capital, Inc. are sincerely appreciated.

Sincerely,

Carl F. Geuther
Chairman of the Board of Directors

ANTHRACITE CAPITAL, INC.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2009

To the Stockholders of Anthracite Capital, Inc.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Anthracite Capital, Inc. (the “Company”) will be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, NY 10022, on Wednesday, May 13, 2009, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect two directors to serve on the Board of Directors each for a three-year term expiring in 2012 and to elect one director to serve on the Board of Directors for the two-year balance of a three-year term expiring in 2011, each of whom will be elected by the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”), and the holder of the Company’s 12% Series E-1 Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series E-1 Preferred Stock”), and 12% Series E-2 Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series E-2 Preferred Stock” and, together with the Series E-1 Preferred Stock, the “Series E Preferred Stock”), and to elect one director to serve on the Board of Directors for a term expiring at the next Annual Meeting of Stockholders in 2010, who will be elected by the holder of the Series E Preferred Stock, in each case, until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009;

3.	To act upon the stockholder proposal described in the enclosed Proxy Statement if properly presented at the meeting; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only the holders of the Common Stock and the holder of the Series E Preferred Stock of record as of the close of business on March 16, 2009 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

Further information regarding the Annual Meeting, the nominees for election as directors, the independent registered public accounting firm, the stockholder proposal and other matters is contained in the enclosed Proxy Statement. We have enclosed a Proxy Statement, form of proxy and self-addressed envelope. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Harris Oliner
Secretary

New York, New York

April 17, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; PLEASE MARK, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO CALL GEORGESON, INC., THE COMPANY’S PROXY SOLICITOR, AT 1-877-278-6310 FOR MORE INFORMATION ABOUT THE ENCLOSED PROXY STATEMENT OR TO VOTE YOUR SHARES.

ANTHRACITE CAPITAL, INC.

40 EAST 52ND STREET

NEW YORK, NEW YORK 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Directors of Anthracite Capital, Inc., a Maryland corporation (the “Company” or “Anthracite”), for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, NY 10022, on Wednesday, May 13, 2009 at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. Directions to attend the Annual Meeting and vote in person are available on the Company’s website: www.anthracitecapital.com, under the heading “Investor Relations/Directions to the Annual Meeting.” The mailing address of the Company’s executive office is 40 East 52nd Street, New York, NY 10022. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to holders of the Company’s common stock, par value $.001 per share (the “Common Stock”), and the holder of the Company’s 12% Series E-1 Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series E-1 Preferred Stock”), and 12% Series E-2 Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share (the “Series E-2 Preferred Stock” and, together with the Series E-1 Preferred Stock, the “Series E Preferred Stock”), on or about April 17, 2009.

Matters to Be Voted on at the Annual Meeting

At the Annual Meeting, the following matters will be voted on: (i) the election of two directors to serve on the Board of Directors each for a three-year term expiring in 2012 and the election of one director to serve on the Board of Directors for the two-year balance of a three-year term expiring in 2011, each of whom will be elected by the holders of the Common Stock and the holder of the Series E Preferred Stock, and the election of one director to serve on the Board of Directors for a term expiring at the next Annual Meeting of Stockholders in 2010, who will be elected by the holder of the Series E Preferred Stock, in each case, until their respective successors are duly elected and qualified; (ii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; (iii) the stockholder proposal described in this Proxy Statement if properly presented at the meeting; and (iv) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Stockholders Entitled to Vote

The Board of Directors has fixed the close of business on March 16, 2009 as the record date for the determination of stockholders entitled to notice of and to vote their shares of Common Stock or Series E Preferred Stock at the Annual Meeting. As of March 16, 2009, the Company had outstanding 78,371,715 shares of Common Stock, 23,375 shares of Series E-1 Preferred Stock and 23,375 shares of Series E-2 Preferred Stock. Each share of Common Stock entitles its holder to one vote and each share of Series E Preferred Stock entitles its holder to 133.46146 votes.

Voting at the Annual Meeting

If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock or Series E Preferred Stock represented by the proxy will be voted as follows:

FOR the election of each of the director nominees;

FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009; and

AGAINST the stockholder proposal described in this Proxy Statement.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date this Proxy Statement went to press, the Company did not know of any other matter to be raised at the Annual Meeting.

Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, constitutes a quorum for purposes of transacting business at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Election of the nominees for the two director positions each for a three-year term expiring in 2012 and the election of the nominee for the director position for the two-year balance of a three-year term expiring in 2011 will require the affirmative vote of a plurality of the votes of the holders of the Common Stock and the holder of the Series E Preferred Stock cast at the Annual Meeting for each such slot. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes “withheld” from one or more director nominees therefore will have no effect on the outcome of the vote.

Election of the nominee for director for a term expiring at the next Annual Meeting of Stockholders in 2010 will require the affirmative vote of the holder of the Series E Preferred Stock cast at the Annual Meeting or by a written consent.

The affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve all other proposals, including the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the approval of the stockholder proposal described in this Proxy Statement. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal.

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner of the Company’s shares, your bank, broker or other holder which holds your shares in “street name” (each, a “record holder”) has the authority to vote your shares on certain matters when it does not receive voting instructions from you. Record holders that do not receive voting instructions are entitled to vote on the election of directors and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Record holders may not vote on the stockholder proposal described in this Proxy Statement absent instructions from you. Without your voting instructions, a broker non-vote will occur.

How to Vote

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on May 12, 2009 by calling the toll-free telephone number on the enclosed proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. The Company’s telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Daylight Time on May 12, 2009 by accessing the website listed on your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided. If the envelope is missing, please address your completed proxy card to Anthracite Capital, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

Cost of Proxy Solicitation

The Company will pay the expenses of soliciting proxies in connection with this Proxy Statement. Proxies may be solicited in person or by mail, telephone, electronic transmission and facsimile transmission on the Company’s behalf by directors, officers or employees of the Company or its subsidiaries, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Solicitation of Proxies

Georgeson, Inc. (“Georgeson”) has been engaged to assist in the solicitation of proxies for the Company. In addition to solicitations made by mail, solicitations also may be made by telephone, through the Internet or in person by officers or employees of the Company and by certain financial services firms and their representatives, who will receive no extra compensation for their services. If the Company records votes by telephone or through the Internet, it will use procedures designed to authenticate stockholders’ identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to allow stockholders to confirm that their instructions have been recorded properly.

In all cases in which a telephone proxy is solicited, the Georgeson representative is required to ask for each stockholder’s full name and address, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Georgeson representative is required to ask for the person’s title and for confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Georgeson representative, then the Georgeson representative has the responsibility to explain the process, to read the proposals listed on the proxy card and to ask for the stockholder’s instructions on each proposal. Although the Georgeson representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Georgeson will record the stockholder’s instructions on the proxy card. Within 72 hours, the stockholder will be sent a letter or mailgram that confirms his or her vote and that asks the stockholder to call Georgeson immediately if his or her instructions are reflected incorrectly in the confirmation.

Revocation of Proxies

A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date prior to the Annual Meeting or (iii) sending written notice of revocation to the Company’s Secretary prior to the Annual Meeting at 40 East 52nd Street, New York, NY 10022.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, at the Company’s executive office at 40 East 52nd Street, New York, NY 10022, by contacting the Secretary of the Company.

Availability of Annual Report and Proxy Materials on the Internet

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2009.

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008 are available at www.anthracitecapital.com.

The Company makes available free of charge through its website, at www.anthracitecapital.com, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports and other filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC, and also makes available on its website the charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and its Codes of Business Conduct and Ethics, as well as its Corporate Governance Guidelines. Copies in print of these documents are available upon written request to Anthracite Capital, Inc., 40 East 52 nd Street, New York, NY 10022, Attention: Secretary. Requests may also be directed to 212-810-3333 or via e-mail to ahr-info@blackrock.com. Copies may also be accessed electronically by means of the SEC’s home page at www.sec.gov.

Confidentiality of Voting

The Company keeps all proxies, ballots and voting tabulations confidential as a matter of practice. The Company only lets its Inspector of Election, American Stock Transfer and Trust Company, examine these documents. Occasionally, stockholders provide written comments on their proxy card, which then may be forwarded to the Company’s management by American Stock Transfer and Trust Company.

Voting Results

American Stock Transfer and Trust Company, the Company’s independent tabulating agent, will count the votes and act as the Inspector of Election. The Company will publish the voting results in its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009, which the Company plans to file with the SEC in August 2009.

Recommendations of the Board of Directors

The Board of Directors recommends a vote FOR each of the nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009 and AGAINST the stockholder proposal described in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three and no more than nine directors, and the number of directors may be increased or decreased within those parameters by the Board of Directors. The Company’s Board of Directors is currently comprised of seven members. The Company’s Board of Directors, with the exception of the director elected by the holder of the Series E Preferred Stock (the “Series E Director”), is classified into three classes, designated Class I, Class II and Class III. The term of office of the members of one class of directors expires each year in rotation so that the members of one class are elected at each annual meeting to serve for full three-year terms, with the exception of the Series E Director whose term of office expires annually, or until their successors are duly elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

At the Annual Meeting, two directors will be elected to serve on the Board of Directors each for a three-year term expiring in 2012 and one director will be elected to serve on the Board of Directors for the two-year balance of a three-year term expiring in 2011, in each case, until their respective successors are duly elected and qualified. The shares of Common Stock or Series E Preferred Stock represented by the enclosed proxy will be voted for the election as directors of the three nominees named below, unless a vote is withheld from any of the three individual nominees. If any nominee becomes unavailable or unwilling to serve as a director on the Board of Directors for any reason, shares of Common Stock or Series E Preferred Stock represented by the accompanying proxy will be voted for such other person as the Board of Directors may nominate.

The Series E Director will be elected at the Annual Meeting by the holder of the Series E Preferred Stock to serve on the Board of Directors until the next Annual Meeting of Stockholders in 2010 by affirmative vote cast at the Annual Meeting or by a written consent executed by the holder of the Series E Preferred Stock.

Pursuant to the Articles Supplementary governing the Series E-1 Preferred Stock, the Series E-2 Preferred Stock and the 12% Series E-3 Cumulative Convertible Redeemable Preferred Stock (the “Series E-3 Preferred Stock”), so long as more than 50% of the shares of the issued Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock have been continuously owned by the initial holder thereof, holders of the Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock, voting together as a single class, shall have the right to elect one member of the Company’s Board of Directors. On April 4, 2008, the sole holder of the Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock designated Andrew P. Rifkin as its designee. On May 15, 2008, the sole holder of the Series E-1 Preferred Stock, Series E-2 Preferred Stock and Series E-3 Preferred Stock elected Mr. Rifkin to the Company’s Board of Directors by written consent. On June 20, 2008, the holder of all outstanding Series E-3 Preferred Stock exercised its right to convert its shares into 3,119,661 shares of Common Stock.

Information Concerning the Director Nominees

The Board of Directors has unanimously proposed Scott M. Amero and Christopher A. Milner as nominees for election as Class III directors of the Company, each to serve for a three-year term expiring in 2012, and Carl F. Geuther as nominee for election as a Class II director of the Company, to serve the two-year balance of a three-year term expiring in 2011.

The Board of Directors recommends a vote FOR each of the nominees for director.

Information Concerning the Incumbent Directors and Director Nominees

Information concerning the names, ages, terms and positions with the Company and business experience of the members of the Board of Directors is set forth below.

Name	Age	Position	Class	Director Term Expires(1)
Affiliated Directors:
Scott M. Amero	45	Director	III	2012	(5)
Christopher A. Milner	42	Director	III	2012	(5)
Unaffiliated Directors:
Carl F. Geuther(2)(4)	63	Chairman of the Board of Directors	II	2011	(6)
Walter E. Gregg Jr.(2)(3)	67	Director	I	2010
John B. Levy(3)(4)	61	Director	I	2010
Deborah J. Lucas(2)(3)(4)	50	Director	II	2011
Andrew P. Rifkin	50	Director	—	2010	(7)

(1)	The Company’s Board of Directors, with the exception of the Series E Director, is classified into three classes and each group is elected on a staggered basis for three-year terms.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Nominating and Corporate Governance Committee.

(5)	Shows dates as if each of the nominees is elected as director for a three-year term at the Annual Meeting.

(6)	Shows date as if nominee is elected as director for the two-year balance of a three-year term at the Annual Meeting.

(7)	Shows the date as if Mr. Rifkin is elected at the Annual Meeting by the holder of the Series E Preferred Stock. Pursuant to Section 4.1.2 of the Company’s charter, the Series E Director will be elected by the holder of the Series E Preferred Stock annually.

Scott M. Amero, Director since September 2005 and nominee, is a Vice Chairman and Global Chief Investment Officer for Fixed Income of BlackRock Financial Management, Inc., the manager of the Company (the “Manager”). He is a member of the Executive, Operating and Leadership Committees of the Manager. Mr. Amero is Co-Head of the Fixed Income Investment Strategy Group, which is responsible for global fixed income strategy, asset allocation and overall management of client portfolios. In this capacity, Mr. Amero coordinates the Manager’s team of portfolio managers and credit analysts who specialize in government, agency, corporate, mortgage, asset-backed and structured securities worldwide. Prior to joining the Manager in 1990, Mr. Amero was a Vice President in Fixed Income Research at the First Boston Corporation. Mr. Amero joined First Boston Corporation in 1985 and became the firm’s primary strategist for short-duration securities. Mr. Amero earned a B.A. degree in Applied Mathematics and Economics from Harvard University in 1985 and an M.B.A. degree in Finance from New York University in 1991.

Christopher A. Milner, Director since November 2007 and nominee, has served as Chief Executive Officer of the Company since February 2004 and served as Vice President and Chief Investment Officer from 1998 to 2004. Mr. Milner is also a Managing Director of the Manager and President of the Carbon Capital series of private real estate debt funds, also managed by the Manager. Mr. Milner is a member of the Manager’s Global Real Estate Executive Committee and is responsible for high yield real estate debt portfolio management across all of the Manager’s accounts. Prior to joining the Manager in 1997, Mr. Milner was Vice President and Manager of PNC Real Estate Capital Markets, where he was responsible for origination, underwriting and securitization of all commercial mortgage conduit production. Prior to co-founding PNC’s CMBS Program in 1995, Mr. Milner was a Vice President in PNC’s real estate asset management subsidiary. In this capacity, Mr. Milner was responsible for the resolution of distressed commercial real estate loans and the coordination of PNC’s special servicer ratings and sub-performing/non-performing loan sales. Mr. Milner has completed real estate debt, equity and capital markets transactions with an aggregate value of $20 billion. Mr. Milner joined PNC in 1990 upon completion of his graduate work (M.B.A. in Finance with a concentration in Real Estate) at Indiana University. While attending graduate school, Mr. Milner worked at Melvin Simon & Associates—the predecessor to the Simon Property Group (NYSE: SPG). Mr. Milner earned a liberal arts B.A. degree from DePauw University in 1988.

Carl F. Geuther, Director since March 1998 and Chairman of the Board of Directors since November 2007 and nominee, is a former Executive Vice President and Chief Financial Officer of WMC Mortgage Corp., a mortgage banking company. Mr. Geuther was Vice Chairman and Chief Financial Officer, and previously Executive Vice President, of Great Western Financial Corporation and Great Western Bank from 1986 to 1997. Mr. Geuther joined Great Western following its acquisition of Aristar, Inc., a consumer finance and insurance company, in 1983, where he served as Executive Vice President and Chief Financial Officer and previous financial management positions since 1974.

Walter E. Gregg Jr., Director since May 2008, was formerly Vice Chairman and Director of PNC from which he retired in 2002. Mr. Gregg served on the Board of Directors of PFPC Worldwide, Inc. and BlackRock, Inc. from 1998 to 2002. Mr. Gregg received his B.S. and J.D. degrees from the University of Pittsburgh, and is a certified public accountant.

John B. Levy, Director since May 2007, is President of John B. Levy & Company, Inc., a private real estate investment banking firm founded by him in 1995 and headquartered in Richmond, Virginia. Prior to forming this firm, Mr. Levy served from 1993 as a partner in Republic Realty Mortgage Corporation, which at the time was one of the largest privately held commercial mortgage banks in the United States. In this role, Mr. Levy was responsible for nationwide business development and managed the investments of a diverse portfolio of national clients. Prior to his service with Republic Realty Mortgage Corporation, he was co-head of real estate investment banking at NationsBanc Mortgage, by which company and its predecessors he was employed from 1983 to 1993.

Deborah J. Lucas, Director since May 2005, is the Donald C. Clark HSBC Professor of Consumer Finance at the Kellogg School of Management at Northwestern University, where she teaches courses in fixed income securities and corporate finance. Her research focuses on asset pricing and federal financial risk. Her past appointments include chief economist at the Congressional Budget Office from 2000 to 2001, and Senior Staff Economist at the Council of Economic Advisers from 1992 to 1993. She serves on the Board of Directors of General Dynamics Corp. and the Federal Home Loan Bank of Chicago.

Andrew P. Rifkin, Director since April 2008 and Series E Preferred Stock nominee, oversees the overall acquisitions and asset management activities of DLJ Real Estate Capital Partners, Inc. (“RECP”). Mr. Rifkin has been a senior member of RECP since its inception in 1995 and has been responsible for many of the successful investments in the RECP Funds. Prior to joining RECP, Mr. Rifkin was a Vice President at Goldman, Sachs & Co. (“Goldman”) in the Real Estate Principal Investment Area, where his responsibilities included asset management for various Whitehall portfolios. Mr. Rifkin was a recipient of Goldman’s 1992 Innovation Award as a member of the Whitehall team that created and negotiated the original joint venture relationship between Goldman and the J.E. Robert Companies. Mr. Rifkin graduated with honors from the State University of New York at Binghamton with a B.S. degree in Mathematics and received an M.S. degree in Computer Science from Cornell University. He served on the Board of Directors from December 1999 to February 2002.

Additional Disclosure

On April 4, 2008, the Company issued and sold to RECP IV Cite CMBS Equity, L.P., a Delaware limited partnership and subsidiary of DLJ Real Estate Capital Partners IV, L.P., (i) 23,375 shares of Series E-1 Preferred Stock, (ii) 23,375 shares of Series E-2 Preferred Stock, (iii) 23,375 shares of Series E-3 Preferred Stock, and (iv) 3,494,021 shares of Common Stock for an aggregate purchase price of $93.5 million.

DLJ Real Estate Capital Partners IV, L.P. is a fund managed by DLJ Real Estate Capital Partners, Inc., a wholly owned subsidiary of Credit Suisse. Credit Suisse and/or its affiliates have engaged in transactions, including swap transactions, with the Company, the Manager and/or their affiliates in the past, for which they have received customary compensation, and may do so from time to time in the future. The Company has purchased and may from time to time in the future purchase commercial mortgage-backed and other securities and loans from Credit Suisse and its affiliates in the ordinary course of business.

The Company is committed to invest up to $5 million, for up to a 10% interest, in Anthracite JV LLC, a joint venture that invests in U.S. CMBS rated higher than BB. AHR JV is managed by the Manager. The other member in AHR JV is managed by or otherwise associated with an affiliate of Credit Suisse. As of December 31, 2008, the carrying value of the Company’s investment in AHR JV was $4.5 million.

In June 2008, the Company invested $30.9 million in RECP Anthracite International JV Limited (“AHR International JV”), a joint venture that invests in investments backed by non-U.S. real estate assets. AHR International JV is managed by the Manager. The other shareholder in AHR International JV is managed by or otherwise associated with an affiliate of Credit Suisse. In January 2009, the Company transferred its entire interest in Anthracite International JV’s sole investment, an investment in a non-U.S. commercial mortgage loan, to AHR Capital MS Limited, a wholly owned subsidiary of the Company, which then posted the asset as additional collateral under its credit facility with Morgan Stanley in connection with the amendment and extension of the credit facility.

Unaffiliated Directors

The articles of incorporation of the Company require that a majority of the Company’s directors be “Unaffiliated Directors.” “Unaffiliated Director” means any director who (a) does not own greater than a de minimis interest in the Manager or any of its affiliates, other than the Company and any person controlled by the Company and (b) within the last two years has not directly or indirectly (i) been an officer of or employed by the Company or the Manager or any of their respective affiliates, (ii) been a director of the Manager or any of its affiliates, other than the Company and any person controlled by the Company, (iii) performed more than a de minimis amount of services for the Manager or any of its affiliates, or (iv) had any material business or professional relationship with the Manager or any of its affiliates other than as a director of the Company or any person controlled by the Company. There are presently five Unaffiliated Directors on the Board of Directors: Ms. Lucas and Messrs. Geuther, Gregg, Rifkin and Levy.

Compensation of Directors

Directors generally are elected for a term of three years and hold office until their successors are duly elected and qualified. The Company pays an annual director’s retainer to each Unaffiliated Director and a fee of $1,000 for each meeting of the Board of Directors attended by the Unaffiliated Director. The annual director’s retainer is $75,000. As compensation for acting as Chairman of the Board of Directors, Carl F. Geuther receives an additional $25,000 retainer per year. The annual retainer and Mr. Geuther’s retainer for acting as Chairman of the Board of Directors are paid entirely in Common Stock on a quarterly basis. In addition, the Unaffiliated Directors who serve as chairman of the Nominating and Corporate Governance Committee or chairman of the Compensation Committee each receive an additional $5,000 per year, and the Unaffiliated Director who serves as chairman of the Audit Committee receives an additional $10,000 per year paid in Common Stock. The Company also grants each Unaffiliated Director 1,000 shares of restricted Common Stock of the Company or the equivalent amount of cash as of the date of each annual meeting of the Company’s stockholders. The Company reimburses the costs and expenses of all directors for attending meetings of the Board of Directors. Directors who are also employees of the Manager (Messrs. Amero and Milner) will not be, and have not been for the year ended December 31, 2008, separately compensated by the Company.

The table below summarizes the compensation paid by the Company to its Unaffiliated Directors and Messrs. Frater and Keil, directors in 2008, for the year ended December 31, 2008.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Hugh R. Frater(1)	$18,000	$58,910	$—	$—	$—	$—	$76,910
Carl F. Geuther	34,000	77,660	—	—	—	—	111,660
Walter E. Gregg Jr.	11,000	49,818	—	—	—	—	60,818
Jeffrey C. Keil(2)	34,668	49,331	—	—	—	—	84,000
John B. Levy	28,666	58,910	—	—	—	—	87,576
Deborah J. Lucas	39,666	58,910	—	—	—	—	98,576
Andrew P. Rifkin(3)	6,000	58,242	—	—	—	—	64,242

(1)	Hugh R. Frater resigned from the Board of Directors effective February 19, 2009.

(2)	Jeffrey C. Keil resigned from the Board of Directors effective November 14, 2008.

(3)	All director compensation for Mr. Rifkin will be delivered to DLJ Real Estate Capital Partners IV, L.P.

CORPORATE GOVERNANCE

Determination of Director Independence

At least a majority of the directors serving on the Board of Directors must be independent directors under the NYSE corporate governance rules. Under the NYSE corporate governance rules, the Company is required to have a majority of independent directors and a fully independent audit, compensation, and nominating and governance committee. In addition, under the NYSE corporate governance rules, the Company is obligated to disclose in its proxy statement the determination of the Board with respect to the independence of the members of these committees.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has adopted categorical standards as set forth below (the “Categorical Standards”) to assist it in determining whether or not certain relationships between its directors and the Company or its subsidiaries or affiliates (either directly or as partner, shareholder or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates) are “material relationships” for purposes of the NYSE corporate governance rules. In this regard, the Board may adopt and disclose Categorical Standards to assist it in making determinations of independence and may make a general disclosure if a director meets these standards. Any determination of independence for a director who does not meet these standards must be specifically explained. Relationships not covered by these Categorical Standards will be evaluated on an individual basis as provided for in the NYSE corporate governance rules.

I.	Application of Categorical Standards

None of the relationships described below shall be deemed to be a “material relationship” between a director and the Company and thus a director having such a relationship may be deemed to be “independent” for purposes of the NYSE corporate governance rules, unless the relationship causes the director not to be independent as a result of any of the provisions of the bright line independence standards set forth below. The provisions of these bright line independence standards establish mandatory independence standards involving the employment, affiliations, and compensation of a director or an immediate family member.

In applying these Categorical Standards, the Board will take into account any “look-back” or transition period specified in the NYSE corporate governance rules.

A.	Relationships arising in the ordinary course of business with the Company or its Manager

Asset management, acting as trustee, lending, deposit, banking, or other financial service relationships (such as those involving investment in various of the funds, investment vehicles or accounts sponsored or managed by the Company or the Manager, fiduciary, brokerage, custody, capital markets, treasury management, or similar products and services) or other relationships involving the provision of products or services either by or to Anthracite or its subsidiaries or affiliates or the Manager and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director will not be considered “material relationships” if the following condition is satisfied:

•

the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price and any discount or fee waivers as would be available to similarly situated customers or Anthracite’s legally eligible employees generally.

B.	Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner

Any relationship not described in Section A above, between the Company or one of its subsidiaries or affiliates or the Manager (as the case may be) and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder (or member) or partner will not be considered a “material relationship,” provided the director is not a principal shareholder of the company or a principal partner of the partnership. For purposes of this Categorical Standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25 percent or more general partnership interest, or more than a 10 percent overall partnership interest and has the single largest interest in the partnership. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

C.	Contributions made or pledged to charitable organizations

Contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or affiliates or by the Manager or by any foundation sponsored by or associated with the Company or its subsidiaries or affiliates or by the Manager are not considered to be a “material relationship” and shall not be included in calculating the materiality threshold set forth in (i) below. Other contributions made or pledged by the Company, its subsidiaries or affiliates, by the Manager or by any foundation sponsored by or associated with the Company or its subsidiaries or affiliates or the Manager to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee will not be considered a “material relationship” if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

D.	Certain familial relationships

A relationship involving a director’s relative will not be considered a “material relationship” unless the relative is an immediate family member of the director.

II.	Mandatory Independence Standards

To be considered independent, a director must also meet the bright-line independence tests under the listing standards of the NYSE.

These Categorical Standards are available on the investor relations page of the Company’s website, www.anthracitecapital.com, under the heading “Investor Relations/Corporate Governance.” In addition to applying these guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination. The board has determined that the following directors satisfy the independence requirements of the Board of Directors and the NYSE: Ms. Lucas and Messrs. Geuther, Gregg, Rifkin and Levy.

Board and Committee Meetings

The Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of the committees is composed entirely of independent directors, as determined in accordance with the applicable rules of the NYSE. The current charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are available on the investor relations page of the Company’s website, www.anthracitecapital.com, under the heading “Investor Relations/Corporate Governance.” Further, the Company will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Anthracite Capital, Inc., 40 East 52nd Street, New York, NY 10022, Attention: Secretary.

The following descriptions of the functions performed by the committees of the Board of Directors are general in nature and are qualified in their entirety by reference to the committees’ charters.

Audit Committee

The Audit Committee, presently composed of Ms. Lucas and Messrs. Geuther and Gregg, appoints the Company’s independent registered public accounting firm (subject to stockholder ratification), reviews the financial statements of the Company and considers such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate to facilitate accurate and timely financial reporting. The Board of Directors adopted a revised charter for the Audit Committee on December 10, 2008. Each Audit Committee member is “independent” as defined in the NYSE listing standards and the applicable SEC rules. The Board of Directors has determined that Mr. Geuther qualifies as an “audit committee financial expert” as defined in the applicable SEC rules, and the Board of Directors has determined that Mr. Geuther has accounting and related financial management expertise and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee met five times during the fiscal year ended December 31, 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, presently composed of Ms. Lucas and Messrs. Geuther and Levy, recommends to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; advises the Board of Directors with respect to the composition of the Board of Directors, procedures and committees; advises the Board of Directors with respect to the corporate governance principles applicable to the Company; and oversees the evaluation of the Board of Directors and the Company’s management. The Board of Directors adopted a revised charter for the Nominating and Corporate Governance Committee on December 10, 2008. The Nominating and Corporate Governance Committee met five times during the fiscal year ended December 31, 2008.

The Nominating and Corporate Governance Committee, as required by the Company’s Bylaws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at Anthracite Capital, Inc., 40 East 52nd Street, New York, NY 10022. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at an annual stockholder meeting:

•	not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; or

•

in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The Bylaws also provide that the stockholder nomination notice must contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as director if elected).

As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, the notice must include:

•	the name and record address of the stockholder, as they appear on the Company’s books, and of such beneficial owner; and

•	the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

In considering the qualifications for serving as a director of the Company, the Nominating and Corporate Governance Committee examines a candidate’s experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to the responsibilities of the Board of Directors.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person’s accomplishments and qualifications. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Compensation Committee

The Compensation Committee, presently composed of Ms. Lucas and Messrs. Levy and Gregg, administers the Company’s 1998 Stock Option Plan, 2006 Stock Award and Incentive Plan, 2008 Manager Equity Plan, reviews all aspects of the Amended and Restated Investment Advisory Agreement, dated as of March 31, 2008, as amended by the First Amendment and Extension thereto, dated as of March 11, 2009 (the “First Amendment”), between the Company and the Manager (such management agreement, as may be amended, supplemented or replaced from the time, the “Management Agreement”), and makes recommendations on such matters to the full Board of Directors. During 2008, the Company did not pay any cash compensation to its executive officers, and there was no grant by the Company of stock, stock options, stock appreciation rights or other similar equity-based compensation to the Company’s executive officers. The Board of Directors adopted a revised charter for the Compensation Committee on December 10, 2008. The Compensation Committee met five times during the fiscal year ended December 31, 2008, to approve the compensation provided by the Company to the independent directors who serve on the Board of Directors and to determine their recommendation regarding renewal of the Management Agreement. As discussed under “Certain Relationships and Related Transactions,” the Company pays a base management fee and incentive compensation, among other things, to the Manager pursuant to the Management Agreement.

Number of Meetings of the Board of Directors and Attendance in 2008

During the fiscal year ended December 31, 2008, the Board of Directors met on ten occasions. In 2008, each director, who served through the end of the fiscal year, attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which such director served. The Company expects each director serving on its Board of Directors to regularly attend meetings of the Board of Directors and committees on which such director serves, and to review, prior to meetings, material distributed in advance for such meetings. A director who is unable to attend a meeting is expected to notify the Chairman of the Board of Directors or the chairman of the appropriate committee in advance of such meeting. The Company’s policy regarding director attendance at the Annual Meetings of Stockholders is to encourage directors to attend such meetings. Four of nine directors attended the Company’s 2008 annual meeting of stockholders.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chairman of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o Corporate Communications Department, Anthracite Capital, Inc., 40 East 52nd Street, New York, NY 10022. To communicate directly with the Board of Directors electronically, the Company has established an e-mail address, anthracitebod@blackrock.com, to which stockholders may send correspondence to the Board of Directors or any such individual directors or group or committee of directors.

All communications received as set forth in the preceding paragraph will be opened by personnel of the Corporate Communications and/or the Legal and Compliance Departments of the Manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material, will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Report of the Audit Committee

In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission (the “SEC”), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act.

The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the Audit Committee are “independent” as defined in the New York Stock Exchange listing standards.

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock Financial Management, Inc. is the manager of the Company and is responsible for preparing the Company’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with the generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for fiscal year 2008.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from Deloitte & Touche LLP, the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP and has considered the compatibility of non-audit services with independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Deborah J. Lucas (Chairperson)

Carl F. Geuther

Walter E. Gregg Jr.

Executive Sessions of Non-Management Directors

Executive sessions of the non-management directors occur regularly during the course of the year. “Non-management directors” include all Unaffiliated Directors. The Chairman of the Board of Directors, a non-management director, presides at those sessions.

Information on Corporate Governance and Stockholder Communications

The Company maintains a corporate governance section on its website to provide relevant information to stockholders. Corporate governance information available on the website includes the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board of Directors, the Corporate Governance Guidelines of the Company, the Codes of Business Conduct and Ethics applicable to all directors and officers, the Code of Ethics applicable to the chief executive officer, the chief financial officer and principal accounting officer, the Related Persons Transaction Policy, and procedures for communicating with the Board of Directors as well as with the non-management directors of the Board of Directors. This information is available on the investor relations page of the Company’s website, www.anthracitecapital.com, under the heading “Investor Relations/Corporate Governance”, and the information is available in print without charge to any stockholder upon written request to Anthracite Capital, Inc., 40 East 52nd Street, New York, NY 10022, Attention: Secretary.

EXECUTIVE OFFICERS

Information concerning the names, ages, terms and positions with the Company and business experience of the executive officers of the Company is set forth below.

Name	Age	Position
Christopher A. Milner	42	Chief Executive Officer
Richard M. Shea	49	President and Chief Operating Officer
James J. Lillis	52	Chief Financial Officer and Treasurer
Daniel P. Sefcik	44	Chief Investment Officer and Vice President
Herman H. Howerton	65	Vice President and General Counsel
Francis P. Pomar	62	Vice President

Because the Manager maintains principal responsibility for managing the investment and administrative affairs of the Company and causes the individuals listed above, who are officers and employees of and are compensated by the Manager and its affiliates, to serve as officers of the Company, the Company does not have employees or other full-time personnel. The individuals listed above perform the responsibilities of officers, such as executing contracts and filing reports with regulatory agencies. In the future, the Company may have salaried employees. All officers serve at the discretion of the Company’s Board of Directors. The persons listed above are expected, when fulfilling duties of the Manager under the Management Agreement, and when fulfilling duties as officers of the Company under the Amended and Restated Administrative Services Agreement, dated as of March 15, 2007, between the Company and the Manager (the “Administrative Services Agreement”), to devote a substantial amount of their time to the affairs of the Company.

Richard M. Shea, President since 2004 and Chief Operating Officer since 1998, is also a Managing Director of the Manager. Mr. Shea oversees the Company’s capital structure, risk management, investor relations, operations and administration functions. He is co-founder of the Company, having established the Company’s structuring effort from initial conception in 1997 through its IPO in 1998. Mr. Shea has led the Company through five secondary stock offerings, three preferred stock offerings and seven collateralized debt obligation (“CDO”) offerings, including the first Euro denominated CDO in the commercial real estate sector. Mr. Shea is a frequent speaker at investor conferences. Mr. Shea joined BlackRock in 1993 and successfully managed a group of fixed income mutual funds structured as term trusts. Prior to joining the Manager, Mr. Shea was an Associate Vice President and tax counsel at Prudential Securities, Inc. Mr. Shea joined Prudential in 1988 and was responsible for corporate tax planning, tax-oriented investment strategies and tax issues of collateralized mortgage obligations and original issue discount obligations. Mr. Shea earned a B.S. degree in accounting from the State University of New York at Plattsburgh in 1981 and a J.D. degree from New York Law School in 1984.

James J. Lillis, Chief Financial Officer since 2004 and Treasurer since 2006, is also a Managing Director of the Manager. Prior to joining the Manager in 1995, Mr. Lillis was Chief Financial Officer of Barington Capital, Inc., where he was responsible for corporate financial reporting, taxation and other financial matters. Mr. Lillis earned a B.S. degree in accounting from Fordham University in 1978.

Daniel P. Sefcik, Chief Investment Officer since 2004 and Vice President since 1998, is also a Managing Director of the Manager where his primary responsibility is committing capital of the Manager’s primary real estate vehicles as well as various separate accounts. Since joining the Manager in early 1998, Mr. Sefcik supervised the diligence and underwriting on more than 3,000 real estate assets and resolution of all product types, including multi-family, office, hotel, retail, self storage and industrial properties in connection with investments in subordinate commercial mortgage-backed securities (“CMBS”). Mr. Sefcik has also been involved in investing over $4 billion in non-CMBS subordinate debt. Prior to joining the Manager, Mr. Sefcik served as a Vice President for Institutional Real Estate for PNC Bank in the New York City office from 1996 to 1998. Mr. Sefcik earned his B.A. degree in Economics in 1986 from Colorado State University and a M.A. degree in Economics from Rutgers University in 1997.

Herman H. Howerton, Vice President and General Counsel since 2006, is also a Managing Director and General Counsel of BlackRock Real Estate. In this position, Mr. Howerton is responsible for directing and coordinating the legal affairs of BlackRock affiliates, including the Manager, involved in real estate activities. In that capacity, Mr. Howerton also serves as Managing Director, General Counsel and Chief Compliance Officer of BlackRock Realty Advisors, Inc., an equity real estate investment manager. He has been an officer and General Counsel of BlackRock Realty Advisors, Inc. or its predecessors since 1988. Mr. Howerton earned a B.A. degree from California State University at Fresno in 1965 and a J.D. degree from Harvard Law School in 1968. He is a member of the State Bar of California.

Francis P. Pomar, Vice President since May 2005, is also a Managing Director of the Manager, where he is responsible for credit underwriting and monitoring of all real estate debt investment accounts. His duties include the asset management, workouts, and restructuring of all investments in B notes, mezzanine loans and subordinate CMBS bonds and overseeing the diligence process of income-producing real estate loan collateral in connection with investments in subordinate CMBS bonds by the Manager. Before joining the Manager, Mr. Pomar was the portfolio manager of a $2.2 billion commercial real estate loan portfolio for Lend Lease Real Estate Investments and earlier, the Chief Underwriter for the PaineWebber real estate conduit. Mr. Pomar earned his B.A. degree from Iona College in 1967 and his J.D. degree from Fordham University School of Law in 1974.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Common Stock, as of April 6, 2009 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company and (iv) all directors, director nominees and executive officers as a group. Unless otherwise indicated, such shares of Common Stock are owned directly and the indicated person has sole voting power or investment power over the shares of Common Stock shown.

The number of shares of Common Stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following table, beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock that the individual has the right to acquire within 60 days of April 6, 2009 through the exercise of any option, warrant or right. As of April 6, 2009, there were 78,701,834 shares of Common Stock outstanding.

	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
Scott M. Amero	—	—
Carl F. Geuther	89,653	*
Walter E. Gregg Jr.	58,317	*
John B. Levy	66,930	*
Deborah J. Lucas	62,830	*
Christopher A. Milner(2)	116,159	*
Andrew P. Rifkin(3)	12,912,725	15.2%
Richard M. Shea	107,982	*
James J. Lillis	14,748	*
Daniel P. Sefcik	45,917	*
Herman H. Howerton	—	—
Francis P. Pomar	13,750	*
All directors, director nominees and executive officers as a group (12 persons)	13,412,408	17.0%
5% Holder:
RECP IV Cite CMBS Equity, L.P.(4)	12,853,006	15.1%

*	The number of shares of Common Stock held by such individual is less than 1% of the outstanding shares of Common Stock.

(1)	Includes restricted stock units (“RSUs”) granted by the Manager pursuant to the Amended and Restated BlackRock, Inc. Involuntary Deferred Compensation Plan which were fully vested on the date of grant. Such shares of Common Stock are indirectly held as follows: Mr. Lillis (650); Mr. Milner (34,827); Mr. Pomar (542); Mr. Sefcik (19,357); Mr. Shea (21,226).

(2)	Includes shares indirectly held in UGMA accounts for three children (5,000 shares each) and the god daughter (1,000 shares) of Mr. Milner.

(3)	Mr. Rikfin, director of the Company, is associated with RECP IV Cite CMBS Equity, L.P., and disclaims beneficial ownership of the shares held by RECP IV Cite CMBS Equity, L.P. Mr. Rifkin has directed payment of all of his director compensation, including fees paid in Common Stock, to RECP IV Cite CMBS Equity, L.P.

(4)

Each outstanding share of Series E Preferred Stock is entitled to one vote for each share of Common Stock into which such Series E Preferred Stock is convertible, as of the record date for the determination of stockholders entitled to vote. Figure includes 6,239,323 shares of Common Stock issuable upon conversion of 46,750 shares of the Company’s Series E Preferred Stock, included in the number of shares of Common Stock outstanding. Figure also includes 6,613,683 shares of unregistered Common Stock owned directly by RECP IV Cite CMBS Equity, L.P.

Additional Security Ownership Tables

Outstanding Equity Awards at Fiscal Year-End 2008

The following table sets forth information concerning outstanding equity awards with respect to the Company’s executive officers at December 31, 2008:

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

	Exercisable	Unexercisable
(a)	(b)	(c)	(e)	(f)	(g)	(h)(1)
Christopher A. Milner	—	—	—	—	99,990	222,978
Richard M. Shea	—	—	—	—	42,611	95,023
James J. Lillis	—	—	—	—	20,810	46,406
Daniel P. Sefcik	—	—	—	—	44,118	98,383
Herman H. Howerton	—	—	—	—	—	—
Francis P. Pomar	—	—	—	—	18,833	41,998

(1)	Amounts reflect the year-end value of RSU awards, based on the closing price of $2.23 per share of the Company’s Common Stock on December 31, 2008. All RSUs were granted by the Manager in respect of shares of Common Stock to certain employees of the Manager under the BlackRock, Inc. Involuntary Deferred Compensation Plan. Each RSU is payable by delivery of a share of Common Stock or the cash value thereof.

Option Exercises and Stock Vested During 2008

The following table sets forth information concerning the exercise of stock options and the vesting of stock awards for executive officers during the fiscal year ended December 31, 2008:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)(1)
Christopher A. Milner	—	—	50,194	349,013
Richard M. Shea	—	—	28,579	197,517
James J. Lillis	—	—	4,050	30,019
Daniel P. Sefcik	—	—	26,438	182,960
Herman H. Howerton	—	—	—	—
Francis P. Pomar	—	—	4,329	32,218

(1)	Value realized reflects the closing prices of $6.69 and $7.55 per share of Common Stock on the last business day prior to vesting dates, March 31, 2008 and June 30, 2008, respectively, multiplied by the number of RSUs that have been granted by the Manager to certain employees of the Manager under the BlackRock, Inc. Involuntary Deferred Compensation Plan and were vested on that date. Each RSU is payable by delivery of a share of Common Stock or the cash value thereof.

COMPENSATION DISCUSSION AND ANALYSIS

During the fiscal year ended December 31, 2008, the Company did not pay any cash or other compensation, and did not grant any shares of Common Stock, options to purchase shares of the Company’s Common Stock, stock appreciation rights or other similar equity-based compensation to its executive officers. The Company does not provide any perquisites or other personal benefits to its executive officers. The Manager may provide perquisites or other employee benefits to officers of the Company in their capacities as officers of the Manager.

The Company may, in the future, pay annual compensation to the Company’s executive officers for their services as executive officers and may from time to time in the future, at the discretion of the Compensation Committee of the Board of Directors, grant restricted shares of the Company’s Common Stock or other similar equity-based compensation to the Company’s executive officers pursuant to the Company’s 2006 Stock Award and Incentive Plan.

Because the Manager maintains principal responsibility for managing the investment and administrative affairs of the Company and causes certain officers and employees of the Manager or its affiliates to serve as officers of the Company, the Company does not have employees or other full-time personnel. The Company’s officers perform the responsibilities of officers, such as executing contracts and filing reports with regulatory agencies. The Manager or an affiliate pays salaries and other compensation to the Company’s officers as employees of the Manager or an affiliate.

As discussed above, during the year ended December 31, 2008, the Company did not pay any cash compensation to its executive officers, and there was no grant by the Company of Common Stock, stock options, stock appreciation rights or other similar equity-based compensation to the Company’s executive officers.

1998 Stock Option Plan

On March 23, 1998, the Company adopted the 1998 Stock Option Plan that provided for the grant of both qualified incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options, stocks appreciation rights and dividend equivalent rights. As of December 31, 2008, net of terminated options, the Company had granted options to purchase up to 312,800 shares of Common Stock, predominantly to directors and executive officers of the Company, of which 10,000 were outstanding as of December 31, 2008.

Pursuant to its terms, the 1998 Stock Option Plan expired on March 23, 2008 and no new grants will be made under this plan. Grants made under the 1998 Stock Option Plan prior to March 23, 2008, will continue to remain outstanding in accordance with terms of the grants made by the Compensation Committee.

The 1998 Stock Option Plan is administered by the Compensation Committee. Options granted under the 1998 Stock Option Plan become exercisable in accordance with the terms of the grant made by the Compensation Committee.

Generally, each option must terminate no more than ten years from the date it is granted. The exercise price of any option granted under the 1998 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the option holder, (iv) pursuant to procedures approved by the Company through a broker-dealer, (v) if approved by the Compensation Committee, by a full recourse promissory note executed by the option holder, or (vi) by any combination of the foregoing. The terms of the promissory note may be changed from time to time by the Company’s Board of Directors to comply with applicable regulations or other relevant pronouncements of the Internal Revenue Service or the SEC.

2006 Stock Award and Incentive Plan

The 2006 Stock Award and Incentive Plan was approved at the 2006 Annual Meeting of Stockholders. The 2006 Stock Award and Incentive Plan enables a committee of the Board of Directors to make discretionary grants of stock options, stock appreciation rights, shares of restricted stock, performance shares, performance units or other share-based awards to selected employees and independent contractors of the Company and its subsidiaries and of the Manager, and to the Manager and to non-employee directors of the Company.

A total of 2,816,927 shares of Common Stock are reserved for issuance under the 2006 Stock Award and Incentive Plan. Shares issued under the 2006 Stock Award and Incentive Plan may be authorized but unissued shares. If any shares of Common Stock subject to an award granted under the 2006 Stock Award and Incentive Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of Common Stock are surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award, those shares of Common Stock will again be available for awards under the 2006 Stock Award and Incentive Plan. Under the 2006 Stock Award and Incentive Plan, no more than 600,000 shares of the Company’s Common Stock may be covered by stock-based awards to any “covered employee” (as such term is defined in Section 162(m) of the Code) and no more than 1,408,464 shares of Common Stock may be issued pursuant to the exercise of “incentive stock options” (as such term is defined in Section 422 of the Code).

The number of shares of Common Stock authorized for issuance under the 2006 Stock Award and Incentive Plan is generally subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event.

The 2006 Stock Award and Incentive Plan is administered by the Compensation Committee. The Compensation Committee will have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the 2006 Stock Award and Incentive Plan, to administer the 2006 Stock Award and Incentive Plan and to exercise all the powers and authorities either specifically granted to it under the 2006 Stock Award and Incentive Plan or necessary or advisable in the administration of the 2006 Stock Award and Incentive Plan, including, without limitation:

•	the authority to grant awards;

•	to determine the persons to whom and the time or times at which awards will be granted;

•	to determine the type and number of awards to be granted;

•	to determine the number of shares of Common Stock to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award;

•	to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, suspended or surrendered;

•

to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting Anthracite or its subsidiaries or the financial statements of Anthracite or its subsidiaries (to the extent not inconsistent with Section 162(m) of the Code, if applicable);

•	to construe and interpret the 2006 Stock Award and Incentive Plan and any award;

•	to prescribe, amend and rescind rules and regulations relating to the 2006 Stock Award and Incentive Plan;

•	to determine the terms and provisions of agreements evidencing the terms of any award; and

•	to make all other determinations deemed necessary or advisable for the administration of the 2006 Stock Award and Incentive Plan.

The Compensation Committee may, in its sole discretion, without amendment to the 2006 Stock Award and Incentive Plan, (a) accelerate the date on which any option granted under the 2006 Stock Award and Incentive Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option, and (b) accelerate the vesting date, or waive any condition imposed under the 2006 Stock Award and Incentive Plan, with respect to any share of restricted stock or other award, or otherwise adjust any of the terms applicable to any such award.

Subject to Section 162(m) of the Code and except as required by Rule 16b-3 under the Exchange Act, the Compensation Committee may delegate all or any part of its authority under the 2006 Stock Award and Incentive Plan to an employee, employees or committee of employees. Under the 2006 Stock Award and Incentive Plan, the Board of Directors will have sole authority, unless expressly delegated to the Compensation Committee, to grant awards to non-employee directors.

The 2006 Stock Award and Incentive Plan may be altered, amended, suspended, or terminated by the Board of Directors or the Compensation Committee, in whole or in part, except that no amendment that requires stockholder approval in order for the 2006 Stock Award and Incentive Plan to continue to comply with state law, stock exchange requirements or other applicable law will be effective unless the amendment has received the required stockholder approval. In addition, no amendment may be made which adversely affects any of the rights of any award holder previously granted an award, without the holder’s consent. The 2006 Stock Award and Incentive Plan will terminate on February 24, 2016.

The following table summarizes information, as of December 31, 2008, relating to the Company’s equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of the Company’s common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Approved by security holders
1998 Stock Option Plan	10,000	$9.11	2,157,653
2006 Stock Award and Incentive Plan	—	—	1,196,474
Not approved by security holders	N/A	N/A	N/A

Total	10,000	$9.11	3,354,127

2008 Manager Equity Plan

The Company adopted the Anthracite Capital, Inc. 2008 Manager Equity Plan (the “2008 Manager Equity Plan”) under which the Company issues Common Stock to the Manager as payment of specified fees earned by the Manager under the Company’s Management Agreement. A total of 1,570,000 shares of Common Stock were reserved for issuance under the 2008 Manager Equity Plan. Shares issued under the Plan were authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Company’s treasury. The 2008 Manager Equity Plan will terminate on May 15, 2018. At December 31, 2008, all of the 1,570,000 available shares had been issued to the Manager.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is presently comprised of Ms. Lucas and Messrs. Levy and Gregg, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2008 or before.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

John B. Levy (Chairman)

Walter E. Gregg Jr.

Deborah S. Lucas

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons beneficially owning more than ten percent of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in such ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions, other than those events of noncompliance previously disclosed, during the fiscal year ended December 31, 2008.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Auditor

Deloitte & Touche LLP, independent certified public accountants, has served as independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ended December 31, 2008. The Audit Committee has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. The representatives of Deloitte & Touche LLP will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.

PROPOSAL 3

STOCKHOLDER PROPOSAL

We have been advised that the stockholder submitting the proposal, Gerald R. Armstrong, or his representative intends to present the following proposal at the Annual Meeting. Mr. Armstrong, 910 Sixteenth Street, No. 412, Denver, CO 80202-2917, owner of over 1,315 shares of Common Stock, proposes the following:

Stockholder Proposal

RESOLUTION

That the shareholders of ANTHRACITE CAPITAL, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc. Centerpoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by shareholders at CH Energy Croup, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003, looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders. The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Board of Directors Statement in Opposition

The Board of Directors of the Company unanimously recommends a vote “AGAINST” this proposal for the following reasons:

The Board of Directors of the Company is firmly committed to maintaining the highest standards of corporate governance. We believe there is no single approach to corporate governance that suits all companies and that the key consideration is whether the Company’s corporate governance practices support and promote stockholder interests given the Company’s specific circumstances.

The Board of Directors has given careful consideration to the stockholder proposal regarding the classified structure of the Company’s Board of Directors, and believes that its classified structure continues to be in the best interest of the Company and its stockholders. The Board urges stockholders to consider the following factors:

Stability and Experience. The three-year staggered terms are designed to provide and promote stability, enhance long-term planning and ensure that a majority of the Company’s directors at any given time have prior experience as directors of the Company and an in-depth knowledge of its business and strategy. Experienced directors are a valuable resource and, with their knowledge about the Company’s business and affairs, are better positioned to make decisions that are best for the Company and its stockholders. In addition, a classified board properly balances the dynamics of recruiting new directors while providing continuity through experience on the Board. The recruiting process is enhanced in that the Board believes that longer terms help attract more qualified candidates willing to commit the time and dedication necessary to understand the Company, its operations and its competitive environment.

Independence/Long-Term Focus. The Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-management directors. It permits them to act independently and on behalf of stockholders without being concerned about whether they will be re-elected each year. In addition, the Board believes that the three-year terms afforded by a classified board encourage directors to focus long-term on the Company’s business and stockholder value. The freedom to focus on the long-term interests of the Company instead of on the re-election process leads to greater independence and better governance.

Accountability to Stockholders. Whether directors are elected for a one-year or a three-year term, the directors have the same fiduciary duties to the Company and its stockholders. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years. In addition, since approximately one-third of directors stand for election each year, stockholders have the opportunity on an annual basis to express dissatisfaction with the Board or management by replacing, or withholding votes from, any director standing for election that year. As a result, stockholders have an ongoing opportunity to hold directors to account should they have any concern that management entrenchment is taking priority over the interests of stockholders.

Protection Against Unfair and Abusive Takeover Tactics and Inadequate Offers. The classified board structure helps to safeguard the Company against the efforts of a third party that is intent on quickly taking control of the Company and not paying fair value to stockholders for the Company’s business and assets. Staggered elections are intended to ensure that two annual meetings are required in order for individuals or entities seeking control of the Board of Directors to elect a majority of the directors. The Board therefore has the time and leverage necessary to evaluate any proposal, negotiate on behalf of all stockholders and weigh alternatives for maximizing stockholder value. As a result, the classified board structure encourages purchasers seeking control of the Company to initiate such attempts under circumstances that the Board of Directors would view as favorable to all of the Company’s stockholders. While the current classified board structure does not preclude a takeover, it does help to ensure that the process will be more deliberative and afford the Board the opportunity to determine what is in the best interest of all stockholders.

Protection Against Undue Influence of Minority Holders. A classified board structure may serve as an obstacle to any sudden and disruptive attempts by various individuals and entities to acquire significant minority positions in the Company with the intent of obtaining actual control by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares at a premium, or by threatening to obtain such control. These dissidents may threaten to gain control of a company’s Board of Directors through a proxy contest or otherwise, even though they do not own a majority of the Company’s outstanding shares. The Company’s classified board structure may discourage such purchases because its provisions are intended to operate to delay a dissident stockholder’s ability to obtain control of the Board in a relatively short period of time. For this reason, a person seeking to acquire control of the Company also is encouraged to initiate such action through arm’s-length negotiations with management and the Board of Directors, who are in a position to negotiate a transaction that is fair to all of the Company’s stockholders.

The proposal is advisory in nature, and approval of the proposal would not eliminate our classified board. Such approval would serve as a recommendation to the Board of Directors to take necessary steps to eliminate the classified Board.

Recommendation of the Board of Directors

Accordingly, the Board of Directors unanimously recommends a vote AGAINST this proposal.

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

It is the Company’s policy to enter into or ratify related person transactions only when approved or ratified by a majority of the members of the Nominating and Corporate Governance Committee or the Board of Directors or, if it is not practicable for the Company to wait for approval until the next meeting of either the Nominating and Corporate Governance Committee or the Board of Directors, the Chairman of the Nominating and Corporate Governance Committee can approve or ratify the transaction.

The policy provides that a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. For purposes of the policy, a “Related Person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; or (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

Prior to entering into the Related Person Transaction, the Related Person who desires to engage in the transaction must notify the General Counsel of the material facts and circumstances of the Related Person Transaction. The General Counsel will assess whether the proposed transaction is a Related Person Transaction for the purposes of the policy. If the General Counsel determines that the proposed transaction is a Related Person Transaction, the General Counsel will submit the Related Person Transaction to the Nominating and Corporate Governance Committee, the Board of Directors or the Chairman of the Nominating and Corporate Governance Committee.

In reviewing any Related Person Transaction, the Nominating and Corporate Governance Committee, the Board of Directors or the Nominating and Corporate Governance Committee Chairman, will consider all of the relevant facts and circumstances available to it, including but not limited to: (i) the Related Person’s relationship to the Company, (ii) the benefits to the Company, (iii) the impact on a member or an entity in which a Director is a partner, shareholder, or executive officer, (iv) the availability of other sources for comparable products or services that would avoid the need for a Related Person Transaction, and (v) the terms of the Related Person Transaction and the terms available to unrelated third parties or to employees of the Manager generally.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Manager

The Manager is a wholly owned subsidiary of BlackRock, Inc. (“BlackRock”), a publicly traded asset management company whose common stock is listed for trading on the NYSE under the symbol “BLK.” At December 31, 2008, Merrill Lynch & Co., Inc. (“Merrill Lynch”) owned approximately 44.2% of BlackRock’s voting common stock outstanding and held approximately 48.2% of the BlackRock’s capital stock on a fully diluted basis. The PNC Financial Services Group, Inc. (“PNC”) owned approximately 36.5% of BlackRock’s voting common stock outstanding and held approximately 32.1% of the BlackRock’s capital stock on a fully diluted basis. On January 1, 2009, Bank of America Corporation (“Bank of America”) acquired Merrill Lynch. In connection with this transaction, BlackRock entered into exchange agreements with each of Merrill Lynch and PNC pursuant to which each agreed to exchange a portion of the BlackRock voting common stock they held for non-voting preferred stock. Following the closing of these exchanges on February 27, 2009, Bank of America/Merrill Lynch and PNC owned approximately 4.9% and 46.5%, respectively, of BlackRock’s voting common stock. The capital stock held by Bank of America/Merrill Lynch and PNC in BlackRock remained largely unchanged at approximately 47.4% and 31.5% on a fully diluted basis, respectively.

BlackRock is one of the world’s largest investment management firms with assets under management as of December 31, 2008 of more than $1.3 trillion. The Manager provides an operating platform that incorporates significant asset origination, risk management and operational capabilities. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

Relationship between the Company and the Manager

The Company has entered into the Management Agreement, an administration agreement and an accounting services agreement with the Manager, the employer, with its affiliates, of certain directors and all of the officers of the Company, under which the Manager and the Company’s officers manage the Company’s day-to-day investment operations, subject to the direction and oversight of the Board of Directors. The Manager primarily engages in four investment activities in its capacity as Manager on behalf of the Company: (i) acquiring and originating commercial real estate loans and other real estate related assets; (ii) asset/liability and risk management, hedging of floating rate liabilities, and financing, management and disposition of assets, including credit and prepayment risk management; (iii) surveillance and restructuring of real estate loans; and (iv) capital management, structuring, analysis, capital raising, and investor relations activities. At all times, the Manager and the Company’s officers are subject to the direction and oversight of the Board of Directors. Pursuant to the Management Agreement and the other agreements, the Manager and the Company’s officers formulate investment strategies, arrange for the acquisition of assets, arrange for financing, monitor the performance of the Company’s assets, and provide certain other advisory, administrative and managerial services in connection with the operations of the Company. For performing certain of these services, the Company pays the Manager under the Management Agreement a base management fee equal to 0.375% for the first $400 million in average total stockholders’ equity; 0.3125% for the next $400 million of average total stockholders’ equity and 0.25% for the average total stockholders’ equity in excess of $800 million for the applicable quarter. Under the Management Agreement, the Company is additionally required to pay to the Manager, as part of the base management fee, a number of shares of Common Stock equal to one-half of one percent (0.5%) of the total number of shares of Common Stock outstanding as of the tenth trading day of the applicable measurement period that commences in the fourth quarter of each year or, if there is no such window period, as of December 31 of each year.

The Manager is also entitled to receive an incentive fee under the Management Agreement equal to 25% of the amount by which the Adjusted Operating Earnings (as defined in the Management Agreement) of the Company (before incentive fee) for the applicable quarterly period exceeds the weighted average of the price per share of the Common Stock in the Company’s initial public offering and the prices per share of the Common Stock in any of the Company’s secondary offerings multiplied by the Ten-Year U.S. Treasury Rate (as defined in the Management Agreement) plus 4.0% per annum (expressed as a quarterly percentage) multiplied by the weighted average number of shares of Common Stock outstanding during the applicable quarterly period. The Management Agreement provides that the incentive fee payable to the Manager will be subject to a rolling four-quarter high watermark. Pursuant to the Management Agreement, the Company will pay an incentive fee to the Manager for the current quarter if the Yearly Incentive Fee (as defined in the Management Agreement), based upon the current and prior three quarters’ Adjusted Operating Earnings and/or net income, as applicable, is greater than the amount the Company paid to the Manager in the prior three quarters cumulatively.

Under the First Amendment, the Manager has agreed to receive all management and incentive fees in Common Stock for the full one-year term of the renewed contract expiring on March 31, 2010. However, if the Common Stock is at any time not listed on the NYSE or if the required stockholder approval for the issuance of the Common Stock has not been obtained, the fees will be payable in cash. The Unaffiliated Directors and the Manager may also mutually agree to defer the payment of any management fees and any incentive fee, in whole or in part. Such deferred fees will be payable in cash unless the Unaffiliated Directors and the Manager mutually agree otherwise.

For the year ended December 31, 2008, the Company incurred $11,919,000 in base management fees and $11,879,000 in incentive fees. In addition, the Company incurred an additional $1,128,000 in connection with 384,544 shares of Common Stock issued to the Manager in December 2008 pursuant to the provision of the Management Agreement requiring the Company to pay the Manager as part of the base management fee a number of shares of Common Stock equal to one-half of one percent (0.5%) of the total number of shares of Common Stock outstanding as of the tenth trading day of the applicable measurement period that commences in the fourth quarter of each year.

The Company reimburses the Manager for out-of-pocket expenses paid by the Manager to third parties. The Manager may engage PNC Bank, Midland Loan Services, Inc. (“Midland”) or other third parties to conduct due diligence with respect to potential portfolio investments and to provide certain other services. PNC Bank and Midland are subsidiaries of PNC, a significant stockholder of BlackRock and thus a related party of the Manager. Accordingly, a portion of the out-of-pocket expenses may be paid to PNC Bank or Midland in such capacities. The Company’s guidelines require the contract for such engagement to be conducted at arm’s length, as evidenced by documentation provided by the Manager to the Board of Directors. PNC Bank and Midland are paid fees and out-of-pocket expenses as would customarily be paid to unaffiliated third parties for such services. In accordance with the provisions of the Management Agreement, the Company recorded reimbursements to the Manager of $10,000 for certain expenses incurred on behalf of the Company by the Manager during 2008.

The Company also has administration and accounting services agreements with the Manager. Under the terms of the administration agreement, the Manager provides financial reporting, audit coordination and accounting oversight services to the Company. Under the terms of the accounting services agreement, the Manager provides investment accounting services to the Company. For the years ended December 31, 2008, the Company paid administration and accounting service fees of $920,000.

The Company may terminate, or decline to renew the term of, the Management Agreement without cause at any time upon 60 days’ written notice by a majority vote of the Unaffiliated Directors. Although no termination fee is payable in connection with a termination for cause, in connection with a termination without cause, the Company must pay the Manager a termination fee and other payments, which could be substantial. The amount of the termination fee will be determined by independent appraisal of the value of the Management Agreement. Such appraisal is to be conducted by a nationally-recognized appraisal firm mutually agreed upon by the Company and the Manager. Moreover, should the Management Agreement be terminated, not renewed or not extended for any reason other than for cause, the Company would pay to the Manager for services to be performed such an amount determined pursuant to the agreement between the Company and the Manager in connection with the Company’s acquisition of CORE Cap, Inc. in 2000. At December 31, 2008, such an amount would be $2,000,000 payable over two years.

In addition, the Company has the right at any time during the term of the Management Agreement to terminate the Management Agreement without the payment of any termination fee upon, among other things, a material breach by the Manager of any provision contained in the Management Agreement that remains uncured at the end of the applicable cure period.

The other agreements the Company has with the Manager also may be terminated by the Company; in the case of the administrative services agreement, at any time upon 60 days’ written notice, and in the case of the accounting services agreement, following the 24-month anniversary thereof, on 60 days’ written notice prior to the expiration of the applicable 12-month automatic renewal thereafter, or upon 60 days’ written notice following the termination of the Management Agreement or election by the Company not to renew the Management Agreement.

Relationship between the Manager or The PNC Financial Services Group, Inc. and the Company’s Directors and Executive Officers

In addition to being a director of the Company, Scott M. Amero is a Vice Chairman and Global Chief Investment Officer for Fixed Income of the Manager. Walter E. Gregg Jr., a director of the Company, retired from PNC in 2002. Christopher A. Milner is a Managing Director of the Manager in addition to his positions as a director and Chief Executive Officer of the Company. Richard M. Shea is a Managing Director of the Manager in addition to his position as President and Chief Operating Officer of the Company. James J. Lillis is a Managing Director of the Manager in addition to his position as Chief Financial Officer and Treasurer of the Company. Daniel P. Sefcik is a Managing Director of the Manager in addition to his position as Chief Investment Officer of the Company. Herman H. Howerton is a Managing Director and General Counsel of BlackRock Real Estate in addition to his position as Vice President and General Counsel of the Company. Francis B. Pomar is a Managing Director of the Manager as well as a Vice President of the Company.

Other Material Transactions between the Company and the Manager

During 2001, the Company entered into a $50,000,000 commitment to acquire shares in Carbon Capital, Inc. (“Carbon I”), a private commercial real estate income opportunity fund managed by the Manager. The Carbon I investment period ended on July 12, 2004 and the Company’s investment in Carbon I at December 31, 2008 was $1,713,000. The Company does not incur any additional management or incentive fees to the Manager related to its investment in Carbon I. On December 31, 2008, the Company owned approximately 20% of the outstanding shares in Carbon I.

During 2004, the Company entered into an aggregate commitment of $100,000,000 to acquire shares in Carbon Capital II, Inc. (“Carbon II”), a private commercial real estate income opportunity fund managed by the Manager. The carrying value of the Company’s investment in Carbon II at December 31, 2008 was $39,158,000. The Company does not incur any additional management or incentive fees to the Manager related to its investment in Carbon II. At December 31, 2008, the Company owned approximately 26% of the outstanding shares of Carbon II. All of the shares of Carbon II common stock owned by the Company are pledged under the Company’s credit facility with BlackRock Holdco 2, Inc. (“Holdco 2”), as described below.

On February 29, 2008, the Company entered into a binding loan commitment letter (the “Commitment Letter”) with Holdco 2 pursuant to the terms of which Holdco 2 or its affiliates (together, the “Lender”) committed to provide a revolving credit loan facility (the “BlackRock Facility”) to the Company for general working capital purposes. Holdco 2 is a wholly owned subsidiary of BlackRock, Inc., the parent of BlackRock Financial Management, Inc., the Manager of the Company.

On March 7, 2008, the Company and Holdco 2 entered into the BlackRock Facility. The BlackRock Facility had a term of 364 days with two 364-day extension periods, subject to the Lender’s approval. The BlackRock Facility is collateralized by a pledge of equity shares that the Company holds in Carbon II. The maximum principal amount of the BlackRock Facility is the lesser of $60,000,000 or an amount determined in accordance with a borrowing base calculation equal to 60% of the fair market value of the shares of Carbon II that are pledged to secure the BlackRock Facility. At December 31, 2008, based on the fair market value of the Carbon II shares on a mark-to-market basis, the maximum principal amount of the BlackRock Facility had declined to $39,356,000 and the Company had remaining unused borrowing capacity of $3,352,000. As of February 28, 2009, the maximum principal amount from the BlackRock Facility declined to approximately $24,840,000 due to a decline in the fair market value of the shares of Carbon II that are pledged to secure the BlackRock Facility. Due to the current value of Carbon II and the amount of the Company’s outstanding borrowings under the BlackRock Facility, the Company is currently not able to make new borrowings under this facility.

The BlackRock Facility initially bore interest at a variable rate equal to LIBOR or prime plus 2.5%. The fee letter, dated February 29, 2008, between the Company and Holdco 2, sets forth certain terms with respect to fees. Amounts borrowed under the BlackRock Facility may be repaid and reborrowed from time to time. The Company, however, has agreed to use commercially reasonable efforts to obtain other financing to replace the BlackRock Facility and reduce the outstanding balance.

The terms of the BlackRock Facility give the Lender the option to purchase from the Company the shares of Carbon II that serve as collateral for the BlackRock Facility, up to the BlackRock Facility commitment amount, at a price equal to the fair market value (as determined by the terms of the BlackRock Facility agreement) of those shares, unless the Company elects to prepay outstanding loans under the BlackRock Facility in an amount equal to the Lender’s desired purchase price and reduce the BlackRock Facility’s commitment amount accordingly, which may require termination of the BlackRock Facility. If the Lender were to purchase portions of Carbon II in this manner, the BlackRock Facility’s commitment amount will be reduced by the purchase price and the purchase price paid will be applied to repay any outstanding loans under the BlackRock Facility as if the Company had prepaid the loans. The balance of the share amount available after such repayment, if any, will be paid to the Company.

On April 8, 2008, the Company repaid $52,500,000 to Holdco 2, representing all then-outstanding borrowings under the BlackRock Facility. On July 28, 2008, the Company reborrowed $30,000,000 under the BlackRock Facility which was outstanding at December 31, 2008. On January 9, 2009, the Company borrowed an additional $3,450,000 from Holdco 2.

On December 22, 2008, Holdco 2 agreed to renew the BlackRock Facility until March 5, 2010. In addition, the interest rate was increased by 1% to LIBOR or prime plus 3.5%. The Company paid an extension fee of $150,000 to the Manager in relation to this extension.

The Company’s secured credit facility with Holdco 2 requires the Company to immediately repay outstanding borrowings under the facility to the extent outstanding borrowings exceed 60% of the fair market value (as determined by the Manager) of the shares of common stock of Carbon II securing such facility. As of February 28, 2009, 60% of the fair market value of such shares declined to approximately $24,840,000 and outstanding borrowings under the facility were $33,450,000. On March 17, 2009, Holdco 2 waived this breach until April 1, 2009. On April 1, 2009, Holdco 2 further extended the waiver of this breach until April 15, 2009.

Material Transactions between the Company and Bank of America

On March 17, 2006, the Company entered into a multicurrency secured credit facility with Bank of America, N.A., a subsidiary of Bank of America, (the “Non-USD Facility”). As of March 31, 2009, there were approximately $32,166,716 of borrowings outstanding under the facility. On July 20, 2007, the Company entered into a master repurchase agreement with Bank of America, N.A. and Banc of America Mortgage Capital Corporation, a subsidiary of Bank of America (the “USD Facility”). As of March 31, 2009, there were approximately $121,858,202 of borrowings outstanding under the facility.

On December 28, 2007, the Company received a waiver from its compliance with the tangible net worth covenant at December 31, 2007 from Bank of America, N.A, the lender under the Non-USD Facility. Without the waiver, the Company would have been required to maintain tangible net worth of at least $520,416,000 at December 31, 2007 pursuant to the covenant. On January 25, 2008, this lender agreed to amend the covenant so that the Company would be required to maintain tangible net worth at the end of each fiscal quarter of not less than the sum of (i) $400,000,000 plus (ii) an amount equal to 75% of any equity proceeds received by the Company on or after July 20, 2007.

On August 7, 2008, Bank of America, N.A. extended the USD and non-USD Facility until September 18, 2010. In connection with the extension, certain financial covenants were added or modified to conform to more restrictive covenants contained in other credit facilities. Also in connection with the extension, the Company (i) made amortization payments totaling $31,000,000 on various dates through September 30, 2008, and (ii) is required to make monthly installment payments of $2,250,000 commencing October 15, 2008 until March 15, 2010 under the Non-USD Facility and $2,250,000 per month commencing April 15, 2010 and ending at maturity under the USD Facility. Bank of America, N.A, can require the Company to fund margin calls in the event the lender determines the value of the underlying collateral has declined.

On November 7, 2008, to satisfy a margin call of $11,582,000 made in October 2008 by Bank of America under its credit facilities, the Company agreed with Bank of America to increase the Company’s monthly installment payments from $2,250,000 to $3,250,000 commencing November 15, 2008 through March 15, 2010 under the Non-USD Facility and commencing April 15, 2010 through September 18, 2010 under the USD Facility.

On January 28, 2009, the Company and Bank of America N.A. amended its agreements under the credit facilities. The Company can no longer draw on additional funds under both Bank of America facilities.

Financial covenants in certain of the Company’s secured credit facilities include, without limitation, a covenant that the Company’s net income (as defined in the applicable credit facility) will not be less than $1.00 for any period of two consecutive quarters and covenants that on any date the Company’s tangible net worth (as defined in the applicable credit facility) will not have decreased by twenty percent or more from the Company’s tangible net worth as of the last business day in the third month preceding such date. The Company’s significant net loss for the three months ended December 31, 2008 resulted in the Company not being in compliance with these covenants under it credit facilities with Bank of America and certain of its other lenders. On March 17, 2009, Bank of America waived the Company’s compliance with the net income and tangible net worth covenants under the USD and Non-USD Facility until April 1, 2009. In addition, Bank of America agreed to permanently waive minimum liquidity covenants in the facilities. In connection with the waivers, the Company partially prepaid its facilities with Bank of America in the amount of $6 million. On April 1, 2009, Bank of America further extended the waiver of the Company’s compliance with the net income and tangible net worth covenants under the USD and Non-USD Facility until April 15, 2009. The Company continues to negotiate with Bank of America to obtain permanent waivers or extensions of waivers of the aforementioned events of default and covenant breaches and to obtain amendments of the facility documents in order to position the Company to have sufficient liquidity to fund operations or continue its business. Such amendments may include forbearance of lenders’ rights to make margin calls and elimination or waiver of certain financial covenants.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on March 16, 2009, the Audit Committee appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2009, subject to stockholder ratification. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The Audit Committee considered the non-audit services provided by Deloitte & Touche LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche LLP’s independence. Deloitte & Touche LLP, the members of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) billed the Company the following:

The aggregate accounting fees billed and services provided by the Company’s principal independent registered public accounting firm for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Audit Fees(1)	$1,601,418	$1,259,145
Audit Related Fees(2)	50,000	18,000
Tax Fees(3)	156,037	102,382
All Other Fees	—	—

Total Fees	$1,807,455	$1,379,527

(1)	Audit Fees consisted of fees for the audits and quarterly reviews of the consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, statutory audits, consents and review of documents filed with the SEC, including certain Form 8-K filings. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting.

(2)	Audit-related fees relate primarily to services provided in connection with the Company’s application of new accounting pronouncements.

(3)	Tax fees represent professional services for tax compliance, tax advice and tax planning. Amounts include tax fees paid related to the Company’s Irish subsidiaries.

Pursuant to the Audit Committee charter, all services provided to the Company by its independent registered public accounting firm must be pre-approved either by the Audit Committee or, when appropriate, by a subcommittee formed by the Audit Committee. In the years ended 2007 and 2008, pre-approval requirements were not waived with respect to audit related services, tax services and all other services. The pre-approval policies and procedures of the Audit Committee are in summary as follows:

Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm for the Company in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee also will pre-approve, in accordance with its Pre-Approval Policy (the “Policy”), all audit and non-audit services provided to all subsidiaries of the Company. Unless a type of service to be provided by the independent auditor is pre-approved in accordance with the terms of the Policy, it will require specific pre-approval by the Audit Committee or by any member of the Audit Committee to which pre-approval authority has been delegated.

The term of any Audit, Audit-Related, Tax and All Other services that have been pre-approved under the Policy is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Periodically, and no less than at its first meeting of each fiscal year, the Audit Committee will review and re-approve the Policy and all appendices attached thereto, together with any changes deemed necessary or desirable by the Audit Committee.

Delegation

In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Policy to the Chairperson of the Audit Committee (the “Chairperson”). The Chairperson shall report any pre-approval decisions under the Policy to the Audit Committee at its next scheduled meeting. At each scheduled meeting, the Audit Committee will review with the independent auditor the services pre-approved under the Policy and the fees related thereto. Based on these reviews, the Audit Committee can modify, at its discretion, the pre-approval originally granted by the Chairperson, provided the work has not already been completed. This modification can be to the form of the nature of services pre-approved, the level of fees approved, or both. The Audit Committee expects pre-approval of audit and non-audit services by the Chairperson pursuant to this delegated authority to be the exception rather than the rule and may modify or withdraw this delegated authority at any time if this proves not to be the case. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-Approval Fee Levels

Fee levels for all services to be provided by the independent auditor and pre-approved under the Policy will be established periodically by the Audit Committee and set forth in the appendices thereto. Any proposed services exceeding these fee levels will require specific pre-approval by the Audit Committee or the Chairperson.

Audit Services

The annual Audit Services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

In addition to the annual Audit Services engagement specifically approved by the Committee, any other Audit Services not listed in the Policy or appendices thereto must be specifically pre-approved by the Committee or the Chairperson.

Audit-Related Services

Audit-Related Services are assurance and related services that are not required for the audit, but are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Audit-Related Services not listed in the Policy or appendices thereto must be separately pre-approved by the Committee or the Chairperson.

Tax Services

The Audit Committee believes that the independent auditor can provide Tax Services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence; provided, however, that the independent auditor may not be an advocate for the Company in a tax proceeding or investigation. The Audit Committee, however, will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. Tax Services not listed in the Policy or appendices thereto must be separately pre-approved by the Audit Committee or the Chairperson.

All Other Services

All other services not listed in the Policy or appendices thereto must be separately pre-approved by the Audit Committee or the Chairperson.

Procedures

Requests or applications to provide services that require specific approval by the Audit Committee or the Chairperson will be submitted to the Audit Committee or the Chairperson, as the case may be, by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence and the requested services is not a non-audit service prohibited by the SEC.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2010 annual meeting of stockholders if they are received by the Company on or before December 10, 2009. Any proposal should be directed to the attention of the Company’s Secretary at 40 East 52nd Street, New York, NY 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s Bylaws. In order for a proposal to be “timely” under the Company’s Bylaws, it must be received not later than the close of business on the 60th day (March 14, 2010) nor earlier than the close of business on the 90th day (February 12, 2010) before the anniversary of the Annual Meeting; provided, however, that in the event that the date of the 2009 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, a proposal by the stockholders to be timely must be received not earlier than the close of business on the 90th day before such meeting and not later than the close of business on the later of the 60th day before such meeting or the 10th day after the day on which public announcement of the date of such meeting is first made by the Company.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by phone at (212) 810-3333 or send a written request to Anthracite Capital, Inc., 40 East 52nd Street, New York, NY 10022, Attention: Secretary.

If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as listed above.

By Order of the Board of Directors,

Harris Oliner
Secretary

New York, New York

April 17, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

ANTHRACITE CAPITAL, INC.

May 13, 2009

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20303003000000000000 6	051309

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
The Board of Directors recommends a vote FOR all nominees					The Board of Directors recommends a vote FOR proposal 2
1. Election of Directors:						FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: m Scott M. Amero m Christopher A. Milner m Carl F. Geuther	TERM EXPIRING IN 2012 TERM EXPIRING IN 2012 TERM EXPIRING IN 2011		2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)				The Board of Directors recommends a vote AGAINST proposal 3
☐					3. Stockholder proposal described in the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted FOR the election of each nominee listed in proposal 1, FOR proposal 2 and AGAINST proposal 3, and in accordance with the proxies’ best judgment on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

INSTRUCTIONS: To withholdauthority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy may be revoked at any time prior to the time voting is declared closed by giving the Secretary of Anthracite Capital, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the Annual Meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, and hereby revokes any proxy heretofore given with respect of such meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANTHRACITE CAPITAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RICHARD M. SHEA and HARRIS OLINER and each of them as proxies of the undersigned, with full power of substitution, to vote, as designated on the reverse side, all the shares of common stock of the Company held of record on March 16, 2009 by the undersigned at the Annual Meeting of Stockholders of ANTHRACITE CAPITAL, INC. to be held at the Omni Berkshire Place, 21 East 52nd Street, Second Floor, New York, NY 10022, at 10:00 a.m., Eastern Time, on May 13, 2009, and at all adjournments or postponements thereof. By signing this Proxy, the undersigned also authorizes each proxy to vote, at his discretion, on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, in accordance with his best judgment.

(Continued and to be signed on the reverse side)

COMMENTS:

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